Exhibit 99.01

PR Contacts:
David Gennarelli	Jennifer Jennings
Investor Relations	Media Relations
NetScreen Technologies, Inc.	NetScreen Technologies, Inc.
(408) 543-8125	(408) 543-8243
dgennarelli@netscreen.com	jjennings@netscreen.com

NetScreen Technologies, Inc. Reports Record Fiscal Fourth Quarter

and 2003 Financial Results

Reports 11 Percent Revenue Growth Over Prior Fiscal Quarter

Achieves 77 Percent Revenue Growth Over Prior Fiscal Year

SUNNYVALE, Calif. October 29, 2003 — NetScreen Technologies, Inc. (Nasdaq: NSCN), today announced financial results for its fourth fiscal quarter and full fiscal year ended September 30, 2003.

Revenue in the quarter ended September 30, 2003 was a record $71.6 million, an increase of 74.4 percent over revenue of $41.1 million in the same quarter last year and an increase of 11.3 percent over revenue of $64.3 million in the quarter ended June 30, 2003. Revenue for fiscal 2003 was $245.3 million, an increase of 77.2 percent over revenue of $138.5 million for fiscal 2002.

Net income calculated on the basis of generally accepted accounting principles (GAAP) for the quarter ended September 30, 2003 was $7.1 million, or $0.09 per basic and $0.08 per diluted share, compared to a net loss of $925,000, or ($0.01) per basic and diluted share, in the same quarter last year. GAAP net income for the quarter ended September 30, 2003 includes a non-cash charge of $5.6 million for stock-based compensation associated primarily with stock options granted prior to the company’s initial public offering and approximately $244,000 for amortization of intangible assets associated with the September 2002 acquisition of OneSecure, Inc. GAAP net loss in the same quarter last year includes the effect of a non-cash charge of $6.1 million for stock-based compensation associated primarily with stock options. GAAP net income applicable to common stockholders for fiscal 2003 was $51.5 million, or $0.65 per basic and $0.61 per diluted share, compared to a GAAP net loss applicable to common stockholders of $41.1 million, or ($0.68) per basic and diluted share in fiscal 2002. GAAP net income for fiscal 2003 included a non-cash net tax benefit of $29.6 million resulting from the non-recurring recognition of previously reserved deferred tax assets such as net operating losses, a non-cash charge of $23.2 million for stock-based compensation associated primarily with stock options granted prior to the company’s initial public offering and a non-cash charge of approximately $978,000 for amortization of intangible assets associated with the September 2002 acquisition of OneSecure. GAAP net income for fiscal 2002 included the effect of a non-cash charge of $24.3 million for stock-based compensation associated primarily with stock options.

Pro forma net income for the quarter ended September 30, 2003 was $11.9 million, or $0.15 per basic and $0.14 per diluted share, compared to pro forma net income of $5.2 million, or $0.07 per basic and diluted share, in the same quarter last year and pro forma net income of $15.4 million, or $0.19 per basic and $0.18 per diluted share, in the quarter ended June 30, 2003. Pro forma net income for fiscal 2003 was $51.2 million, or $0.65 per basic and $0.60 per diluted share, compared to pro forma net income of $11.9 million, or $0.20 per basic and $0.16 per diluted share for fiscal 2002. Pro forma net income and pro forma net income per share information differs from the GAAP results because it excludes the effect of non-cash stock-based compensation charges and non-cash amortization of intangibles charges noted above. In addition, pro forma net income for the quarter ended September 30, 2003 reflects the company’s normalized pro forma effective tax rate of approximately 39 percent. Pro forma net income for the quarter ended June 30, 2003 reflects the company’s previous pro forma tax rate of 15 percent.

“Our superb execution in the September quarter capped off another outstanding fiscal year for NetScreen,” said Robert Thomas, president and chief executive officer. “We completed our fiscal 2003 with exceptional results and strong momentum as NetScreen’s value proposition and layered security approach continues to resonate with our enterprise and service provider customers on a global basis.”

Remo Canessa, NetScreen’s chief financial officer, stated, “Strong sales in North America and a continued strong presence in other geographies helped NetScreen post record revenues in the September quarter and during the 2003 fiscal year. The strength of our products also allowed us to achieve record pro forma gross margins of 79.3 percent in the September quarter and, equally important, allowed us to achieve pro forma income from operations of $61.4 million in fiscal 2003, 386 percent above fiscal 2002. NetScreen also generated $25.3 million in operating cash flow in the September quarter bringing our total operating cash flow to $85.0 million for fiscal 2003. Our cash and short-term investments balance as of September 30, 2003 was $340.7 million.”

Recent Company Highlights

•	Signed a definitive agreement to acquire Neoteris Inc., the market leader in the SSL VPN market as well as a leader in the application security gateway market.

•	Announced the Deep Inspection firewall, a new class of firewall with application-level intrusion prevention capabilities providing protection against more than 250 application-level attacks and protocol deviations.

•	Unveiled the new NetScreen-Security Manager 2004, the industry’s first security management platform to combine device-, network- and security policy-level control and monitoring while enabling role-based delegation of tasks, responsibilities and access to the system.

•	Expanded international “Rapid Response” customer support services to include more than 200 countries and 1,100 locations.

•	Announced new large enterprise, government and service provider customer wins including Indiana University, ManagedStorage International, Virginia Hospital Center, Dutch Railways, the office of Mexico’s Federal Attorney General, China Unicom, PCCW Limited and Ubizen.

•	Gained the No. 1 position in unit market share in the overall security appliance market in Japan in the second half of 2002, according to IDC Japan.

•	Achieved 16 percent factory revenue market share in the worldwide security appliance market for the quarter ended June 30, 2003, up from 9.1 percent the same quarter in the previous year, according to IDC.

•	Established a new Emerging Technologies sales group — a special global sales task force established to drive adoption of NetScreen’s newest product and technology offerings, such as NetScreen’s Intrusion Detection and Prevention (IDP) and antivirus products.

•	Signed a distribution agreement allowing NEC Corporation to offer co-branded NetScreen products in Japan.

•	Ranked as the 24th fastest growing technology company on the 2003 Deloitte Technology Fast 500, a ranking of the fastest growing technology companies in North America.

“We have grown our business substantially over the course of the past year while we continue to invest in the future of the company,” continued Thomas. “Over the course of our fiscal

2004 we plan to introduce several new products and upgrades to existing products that I believe will further our competitive advantage in the marketplace. In addition, I believe our anticipated acquisition of Neoteris, which we expect to complete later this quarter, will help accelerate the realization of our goal to become the No. 1 network security company in the world.”

Outlook

The following statements are based on information the company has available today, and will be the company’s only statements of this nature until updated in the future. NetScreen assumes no duty to update this information at any time. These statements are forward-looking, and actual results may differ materially.

For the quarter ending December 31, 2003, excluding the impact from the company’s planned acquisition of Neoteris, Inc., NetScreen currently expects to achieve revenue growth of between 7 and 9 percent over the September 2003 quarter. On a GAAP basis, gross margins are expected to be between 75 and 76 percent and operating expenses are expected to increase by 3 to 4 percent in the December 2003 quarter. Pro forma gross margins are expected to be between 76 and 77 percent. In addition, the company expects pro forma operating expenses for the December 2003 quarter to increase by 6 to 7 percent over the September 2003 quarter. Pro forma operating expense and pro forma gross margin expectations exclude stock-based compensation and the amortization of intangible assets.

Assuming a December 1, 2003 close of the company’s planned acquisition of Neoteris, NetScreen believes it will incur an additional $3 to $4 million in additional pro forma operating expenses, including integration expenses, in the December 2003 quarter while revenue contribution to the December 2003 quarter is not expected to be significant.

For the fiscal year ending September 30, 2004, including revenue contribution from the company’s planned acquisition of Neoteris, NetScreen is projecting total revenue to range between $350 million and $370 million, representing year over year revenue growth of approximately 43 percent to 51 percent.

Conference Call

NetScreen will host a public conference call to discuss the fourth quarter results and current business developments, and to provide guidance for the first quarter and full year fiscal 2004 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the call can be accessed at: http://ir.netscreen.com/ireye/ir_site.zhtml?ticker=nscn&script=2100. A replay of the webcast will be available at the same web address starting approximately two hours after the conclusion of the live webcast and running through November 30, 2003.

Institutional investors and research analysts can access the live conference by calling 877-266-4218 (U.S. and Canada) or 706-679-3421 (International). A taped replay of this call will be available starting approximately two hours after the conclusion of the live call and running through November 7, 2003. The dial-in numbers for the replay are 800-642-1687 (U.S. and Canada) and 706-645-9291 (International). The call’s ID number is: 3266319.

About NetScreen

NetScreen Technologies, Inc., is a leading developer of integrated network security solutions that offer the security, performance and total cost of ownership required by enterprises and carriers. NetScreen’s innovative solutions provide key security technologies, such as virtual private network, denial of service protection, firewall and intrusion prevention, in a line of easy-to-manage security appliances and systems. NetScreen is located at 805 11th Ave., Sunnyvale, CA, 94089. More information on NetScreen’s products can be found at http://www.netscreen.com or by calling toll free at 1-800-638-8296.

NetScreen and the NetScreen logo are trademarks of NetScreen Technologies, Inc. in the United States and other countries. Neoteris is a registered trademark of Neoteris, Inc. Other trademarks are the property of their respective owners.

This press release contains forward-looking statements about events and circumstances that have not yet occurred. Statements under the caption “Outlook,” quotations from NetScreen executives and statements containing words such as “will,” “expects,” “believe,” “growing,” “enable,” and other statements in the future tense are forward-looking statements. Actual outcomes and results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties. These risks and uncertainties include volatility in the Internet infrastructure and networking market, increased competition from established and new companies, the possibility that the Neoteris acquisition will not be completed, for failure to obtain regulatory clearance under the Hart-Scott-Rodino Act or otherwise, unexpected difficulties or costs in integrating the Neoteris business with the NetScreen business, potential problems integrating other acquired companies, long sales cycles that make the timing of sales difficult to predict, and statements regarding product-related risks such as timing, performance and customer acceptance of new product introductions. Detailed information about potential factors that could affect NetScreen’s business, financial condition and results of operations is included in the company’s periodic reports on Forms 10-K and 10-Q, including (without limitation) under the captions, “Factors That May Affect Our Business and Future Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov. The company undertakes no duty to update the information in this press release.

(tables to follow)

NETSCREEN TECHNOLOGIES, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Product	$57,391	$33,259	$200,352	$113,943
Maintenance and service	14,199	7,802	44,990	24,539

Total revenues	71,590	41,061	245,342	138,482

Cost of revenues:
Product (1) (2)	11,796	7,581	43,437	28,729
Maintenance and service (1)	3,858	2,578	12,683	7,872

Total cost of revenues	15,654	10,159	56,120	36,601

Gross margin	55,936	30,902	189,222	101,881

Operating expenses:
Research and development (1) (2)	11,924	8,653	43,944	32,845
Sales and marketing (1) (2)	26,005	17,985	88,911	63,914
General and administrative (1)	5,241	4,148	19,173	16,796

Total operating expenses	43,170	30,786	152,028	113,555

Income (loss) from operations	12,766	116	37,194	(11,674)
Interest and other income, net	1,028	1,128	4,185	3,361

Income (loss) before taxes	13,794	1,244	41,379	(8,313)
Benefit (provision) for income taxes	(6,647)	(2,169)	10,141	(4,058)

Net income (loss)	7,147	(925)	51,520	(12,371)
Deemed dividend on Series E and F redeemable convertible preferred stock	—	—	—	(28,743)

Net income (loss) applicable to common stockholders	$7,147	$(925)	$51,520	$(41,114)

Basic net income (loss) per share applicable to common stockholders	$0.09	$(0.01)	$0.65	$(0.68)

Shares used in computing basic net income (loss) per share applicable to common stockholders	81,125	72,796	79,110	60,564

Diluted net income (loss) per share applicable to common stockholders	$0.08	$(0.01)	$0.61	$(0.68)

Shares used in computing diluted net income (loss) per share applicable to common stockholders	86,390	72,796	84,694	60,564

(1) Includes stock-based compensation of the following:
Cost of product revenues	$355	$412	$1,564	$1,644
Cost of maintenance and service revenues	269	275	1,099	1,017
Research and development	1,777	1,970	7,633	7,665
Sales and marketing	2,516	2,730	10,136	11,116
General and administrative	683	735	2,783	2,817

Total stock-based compensation	$5,600	$6,122	$23,215	$24,259

(2) Includes amortization of intangible assets of the following:
Cost of product revenues	$186	$31	$744	$31
Research and development	23	4	92	4
Sales and marketing	35	6	142	6

Total amortization of intangible assets	$244	$41	$978	$41

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(excludes stock-based compensation, amortization of intangible assets and deemed dividends on preferred stock

(in thousands, except per share amounts)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Product	$57,391	$33,259	$200,352	$113,943
Maintenance and service	14,199	7,802	44,990	24,539

Total revenues	71,590	41,061	245,342	138,482

Cost of revenues:
Product (1) (2)	11,255	7,138	41,129	27,054
Maintenance and service (1)	3,589	2,303	11,584	6,855

Total cost of revenues	14,844	9,441	52,713	33,909

Gross margin	56,746	31,620	192,629	104,573

Operating expenses:
Research and development (1) (2)	10,124	6,679	36,219	25,176
Sales and marketing (1) (2)	23,454	15,249	78,633	52,792
General and administrative (1)	4,558	3,413	16,390	13,979

Total operating expenses	38,136	25,341	131,242	91,947

Pro forma income from operations	18,610	6,279	61,387	12,626
Interest and other income, net	1,028	1,128	4,185	3,361

Pro forma income before taxes	19,638	7,407	65,572	15,987
Provision for income taxes	(7,709)	(2,169)	(14,373)	(4,058)

Pro forma net income (3)	$11,929	$5,238	$51,199	$11,929

Basic pro forma net income per share	$0.15	$0.07	$0.65	$0.20

Shares used in computing basic pro forma net income per share	81,125	72,796	79,110	60,564

Diluted pro forma net income per share	$0.14	$0.07	$0.60	$0.16

Shares used in computing diluted pro forma net income per share	86,390	77,242	84,694	74,783

(1) Excludes stock-based compensation of the following:
Cost of product revenues	$355	$412	$1,564	$1,644
Cost of maintenance and service revenues	269	275	1,099	1,017
Research and development	1,777	1,970	7,633	7,665
Sales and marketing	2,516	2,730	10,136	11,116
General and administrative	683	735	2,783	2,817

Total stock-based compensation	$5,600	$6,122	$23,215	$24,259

(2) Excludes amortization of intangible assets of the following:
Cost of product revenues	$186	$31	$744	$31
Research and development	23	4	92	4
Sales and marketing	35	6	142	6

Total amortization of intangible assets	$244	$41	$978	$41

(3) Excludes deemed dividends on Series E and F convertible preferred stock	$—	$—	$—	$28,743

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	September 30, 2002
Assets
Current assets:
Cash and cash equivalents	$53,914	$11,153
Short-term investments	286,738	238,711
Restricted cash	38	1,611
Accounts receivable, net	35,874	18,046
Refundable income taxes	943	—
Inventories	2,501	2,249
Deferred income taxes	28,368	—
Other current assets	6,613	5,231

Total current assets	414,989	277,001
Property and equipment	10,667	6,264
Restricted cash	823	—
Long-term deferred income taxes	5,640	—
Intangible assets	4,781	5,759
Goodwill	54,271	56,807
Other assets	552	853

Total assets	$491,723	$346,684

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,230	$5,027
Accrued expenses	17,204	11,452
Accrued compensation	12,234	6,909
Accrued income taxes	—	1,865
Deferred revenue	54,364	26,150
Current portion of restructuring liabilities	648	541
Current portion of debt and capital lease obligations	72	1,761

Total current liabilities	92,752	53,705

Restructuring liabilities, less current portion	2,042	2,577
Long-term portion of debt and capital lease obligations	—	1,513
Total stockholders’ equity	396,929	288,889

Total liabilities and stockholders’ equity	$491,723	$346,684

Certain amounts have been reclassified to conform to the current presentation.

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Three Months Ended September 30, 2003

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments	Pro Forma
Revenues:
Product	$57,391		$57,391
Maintenance and service	14,199		14,199

Total revenues	71,590		71,590

Cost of revenues:
		$(186)[a]
Product	11,796	(355)[b]	11,255
Maintenance and service	3,858	(269)[b]	3,589

Total cost of revenues	15,654	(810)	14,844

Gross margin	55,936	810	56,746
As a % of net revenue	78.1%		79.3%
Operating expenses:
		(23)[a]
Research & development	11,924	(1,777)[b]	10,124
		(35)[a]
Sales & marketing	26,005	(2,516)[b]	23,454
General and administrative	5,241	(683)[b]	4,558

Total operating expenses	43,170	(5,034)	38,136

Income from operations	12,766	5,844	18,610

As a % of net revenue	17.8%		26.0%

Net interest & other income	1,028		1,028

Income before income taxes	13,794	5,844	19,638
Provision for income taxes	(6,647)	(1,062)[c]	(7,709)
Effective tax rate	48.2%		39.3%

Net income	$7,147	$4,782	$11,929

Basic net income per share	$0.09		$0.15

Shares used in computing basic net income per share	81,125		81,125

Diluted net income per share	$0.08		$0.14

Shares used in computing diluted net income per share	86,390		86,390

Notes:	(a)	reflects amortization of intangible assets
	(b)	reflects amortization of stock-based compensation
	(c)	primarily reflects the GAAP adjustment to provision for income taxes related to stock-based compensation and amortization of intangible assets

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Three Months Ended June 30, 2003

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments	Pro Forma
Revenues:
Product	$52,573		$52,573
Maintenance and service	11,767		11,767

Total revenues	64,340		64,340

Cost of revenues:
		$(186)[a]
Product	11,728	(387)[b]	11,155
Maintenance and service	3,177	(276)[b]	2,901

Total cost of revenues	14,905	(849)	14,056

Gross margin	49,435	849	50,284
As a % of net revenue	76.8%		78.2%
Operating expenses:
		(23)[a]
Research & development	11,161	(1,908)[b]	9,230
		(36)[a]
Sales & marketing	22,707	(2,763)[b]	19,908
General and administrative	4,883	(720)[b]	4,163

Total operating expenses	38,751	(5,450)	33,301

Income from operations	10,684	6,299	16,983

As a % of net revenue	16.6%		26.4%

Net interest & other income	1,090		1,090

Income before income taxes	11,774	6,299	18,073
Benefit (provision) for income taxes	23,496	(26,207)[c]	(2,711)
Effective tax rate	-199.6%		15.0%

Net income	$35,270	$(19,908)	$15,362

Basic net income per share	$0.44		$0.19

Shares used in computing basic net income per share	79,935		79,935

Diluted net income per share	$0.41		$0.18

Shares used in computing diluted net income per share	85,180		85,180

Notes:	(a)	reflects amortization of intangible assets
	(b)	reflects amortization of stock-based compensation
	(c)	primarily reflects the GAAP adjustment to provision for income taxes related to recognition of deferred tax assets, stock-based compensation and amortization of intangible assets

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Three Months Ended September 30, 2002

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments	Pro Forma
Revenues:
Product	$33,259		$33,259
Maintenance and service	7,802		7,802

Total revenues	41,061		41,061

Cost of revenues:
		$(31)[a]
Product	7,581	(412)[b]	7,138
Maintenance and service	2,578	(275)[b]	2,303

Total cost of revenues	10,159	(718)	9,441

Gross margin	30,902	718	31,620
As a % of net revenue	75.3%		77.0%
Operating expenses:
		(4)[a]
Research & development	8,653	(1,970)[b]	6,679
		(6)[a]
Sales & marketing	17,985	(2,730)[b]	15,249
General and administrative	4,148	(735)[b]	3,413

Total operating expenses	30,786	(5,445)	25,341

Income from operations	116	6,163	6,279

As a % of net revenue	0.3%		15.3%

Net interest & other income	1,128		1,128

Income before income taxes	1,244	6,163	7,407
Provision for income taxes	(2,169)		(2,169)

Net income (loss)	$(925)	$6,163	$5,238

Basic net income (loss) per share	$(0.01)		$0.07

Shares used in computing basic net income (loss) per share	72,796		72,796

Diluted net income (loss) per share	$(0.01)		$0.07

Shares used in computing diluted net income (loss) per share	72,796		77,242

Notes:	[a] reflects amortization of intangible assets
[b] reflects amortization of stock-based compensation

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Twelve Months Ended September 30, 2003

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments	Pro Forma
Revenues:
Product	$200,352		$200,352
Maintenance and service	44,990		44,990

Total revenues	245,342		245,342

Cost of revenues:
		$(744)[a]
Product	43,437	(1,564)[b]	41,129
Maintenance and service	12,683	(1,099)[b]	11,584

Total cost of revenues	56,120	(3,407)	52,713

Gross margin	189,222	3,407	192,629
As a % of net revenue	77.1%		78.5%
Operating expenses:
		(92)[a]
Research & development	43,944	(7,633)[b]	36,219
		(142)[a]
Sales & marketing	88,911	(10,136)[b]	78,633
General and administrative	19,173	(2,783)[b]	16,390

Total operating expenses	152,028	(20,786)	131,242

Income from operations	37,194	24,193	61,387

As a % of net revenue	15.2%		25.0%

Net interest & other income	4,185		4,185

Income before income taxes	41,379	24,193	65,572
Benefit (provision) for income taxes	10,141	(24,514)[c]	(14,373)

Net income	$51,520	$(321)	$51,199

Basic net income per share	$0.65		$0.65

Shares used in computing basic net income per share	79,110		79,110

Diluted net income per share	$0.61		$0.60

Shares used in computing diluted net income per share	84,694		84,694

Notes:	[a] reflects amortization of intangible assets

[b] reflects amortization of stock-based compensation

[c] reflects income tax provision at the pro forma effective tax rate

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Twelve Months Ended September 30, 2002

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments	Pro Forma
Revenues:
Product	$113,943		$113,943
Maintenance and service	24,539		24,539

Total revenues	138,482		138,482

Cost of revenues:
		$(31)[a]
Product	28,729	(1,644)[b]	27,054
Maintenance and service	7,872	(1,017)[b]	6,855

Total cost of revenues	36,601	(2,692)	33,909

Gross margin	101,881	2,692	104,573
As a % of net revenue	73.6%		75.5%
Operating expenses:
		(4)[a]
Research & development	32,845	(7,665)[b]	25,176
		(6)[a]
Sales & marketing	63,914	(11,116)[b]	52,792
General and administrative	16,796	(2,817)[b]	13,979

Total operating expenses	113,555	(21,608)	91,947

Income (loss) from operations	(11,674)	24,300	12,626

As a % of net revenue	-8.4%		9.1%

Net interest & other income	3,361		3,361

Income (loss) before income taxes	(8,313)	24,300	15,987
Provision for income taxes	(4,058)		(4,058)

Net income (loss)	(12,371)	24,300	11,929
Deemed dividends on Series E and F convertible preferred stock	(28,743)	28,743 [d]	—

Net income (loss) applicable to common stockholders	$(41,114)	$53,043	$11,929

Basic net income (loss) per share applicable to common stockholders	$(0.68)		$0.20

Shares used in computing basic net income (loss) per share applicable to common stockholders	60,564		60,564

Diluted net income (loss) per share applicable to common stockholders	$(0.68)		$0.16

Shares used in computing diluted net income (loss) per share applicable to common stockholders	60,564		74,783

Notes:	[a] reflects amortization of intangible assets
[b] reflects amortization of stock-based compensation
[d] reflects deemed dividends on series E&F convertible preferred stock

NETSCREEN TECHNOLOGIES, INC.

Guidance Summary

Reconciliation of GAAP to Pro Forma Gross Margin and Operating Expense (Unaudited)

Excluding the Pending Acquisition of Neoteris, Inc.

(in thousands, except percentages)

	Three Months Ending Dec. 31, 2003
	Low (1)		High (2)
	$	% of Revenue	$	% of Revenue
Revenues - GAAP and Pro forma	76,601	100.0%	78,033	100.0%

GAAP gross margin	57,507	75.1%	59,375	76.1%
Stock based compensation	524	0.7%	524	0.7%
Amortization of intangible assets	186	0.2%	186	0.2%

Pro Forma gross margin	58,217	76.0%	60,085	77.0%

GAAP operating expenses	44,969	58.7%	44,587	57.1%
Stock based compensation	(4,104)	-5.4%	(4,104)	-5.3%
Amortization of intangible assets	(59)	-0.1%	(59)	-0.1%

Pro forma operating expenses	40,806	53.3%	40,424	51.8%

Notes:

(1)	Low guidance reflects 7% revenue increase over the prior quarter, 76% gross margin and 7% pro forma operating expense increase over the prior quarter.

(2)	High guidance reflects 9% revenue increase over the prior quarter, 77% gross margin and 6% pro forma operating expense increase over the prior quarter.

Reconciliation of GAAP to Pro Forma

Incremental Operating Expenses Related to the Pending Acquisition of Neoteris, Inc. (3)

(In thousands)

	Three Months Ending Dec. 31, 2003
	Low (1)	High (2)
	$	$
GAAP incremental operating expense	6,300	5,300
Stock based compensation	(1,500)	(1,500)
Amortization of intangible assets	(800)	(800)

Pro forma incremental operating expenses	4,000	3,000

	Year Ending Sept. 30, 2004
	Low (1)	High (2)
	$	$
GAAP incremental operating expense	53,000	51,000
Stock based compensation	(15,000)	(15,000)
Amortization of intangible assets	(8,000)	(8,000)

Pro forma incremental operating expenses	30,000	28,000

(1)	Low guidance reflects the high end of the estimated incremental operating expenses.

(2)	High guidance reflects the low end of the estimated incremental operating expenses.

(3)	Assumes acquisition closing date of December 1, 2003.